Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nobility Homes, Inc.

Ocala, Florida

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-193608) pertaining to the 2011 Stock Incentive Plan of Nobility Homes, Inc., and

(2) Registration Statement (Form S-8 No. 333-102919) pertaining to the (401k) Profit Sharing Plan of Nobility Homes, Inc.;

of our report dated February 1, 2023, with respect to the consolidated financial statements of Nobility Homes, Inc. at and for the year ended November 5, 2022, which are included in this Annual Report (Form 10-K) for the year ended November 4, 2023.

/s/ Daszkal Bolton LLP

Jupiter, Florida

May 20, 2024